Exhibit 10.22

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of July 22, 2004, by and between ExlService Holdings, Inc., a Delaware corporation (“ExlService Holdings”), and NUI Investments Limited, a private limited company incorporated under the laws of England and Wales (“NUI”).

RECITALS

WHEREAS, ExlService Holdings wishes to sell to NUI and NUI desires to purchase from the ExlService Holdings 526,316 shares of ExlService Holdings’ Series A Common Stock, par value, $0.001 per share (the “Purchased Common Shares”), according to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of Stock. Subject to the terms and conditions of the Agreement, ExlService Holdings hereby agrees to sell to NUI and NUI agrees to purchase from ExlService Holdings on the Closing Date (as herein defined), the Purchased Common Shares, at a price of $23.75 per share, for an aggregate purchase price of $12,500,000 (the “Purchase Price”).

2. Closing. The closing of the sale and purchase of the Purchased Common Shares (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 10:00 a.m., local time, on the date hereof or at such other time, place and date that ExlService Holdings and NUI may agree upon in writing (the “Closing Date”). At the Closing:

(a) NUI and ExlService Holdings shall execute the Joinder Agreement, dated the date hereof, pursuant to which NUI shall become a party to the Stockholders’ Agreement of ExlService Holdings, dated as of November 14, 2002 (the “Stockholders’ Agreement”), in the form attached hereto as Exhibit A (the “Joinder Agreement”);

(b) ExlService Holdings shall deliver to NUI or its designee a certificate evidencing the Purchased Common Shares and any other necessary documentation executed by ExlService Holdings, indicating that NUI owns the Purchased Common Shares; and

(c) NUI shall deliver to ExlService Holdings the Purchase Price for the Purchased Common Shares by wire transfer of immediately available funds to the account or accounts set forth on Schedule 2 hereto.

3. Representations and Warranties of ExlService Holdings. ExlService Holdings represents and warrants to NUI that:

(a) Organization and Standing. ExlService Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each subsidiary of ExlService Holdings is a company duly organized, validly existing and in good standing under its jurisdiction of organization. Each of ExlService Holdings and it subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is currently conducted and as it is currently planned to be conducted. ExlService Holdings and its subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the nature of the business conducted by them, or their ownership or leasing of property, or their employment of employees or consultants therein, makes such qualification necessary and where any statutory fines or penalties, or any corporate disability imposed for this failure to qualify, would have a material and adverse effect (i) on the business, properties, assets or financial condition of ExlService Holdings on a consolidated basis or (ii) in the good faith judgment of senior management of ExlService Holdings, on the business operation prospects of ExlService Holdings on a consolidated basis during the 12 month period beginning on the date hereof (collectively, a “Material Adverse Effect”). True and accurate copies of ExlService Holdings’ Amended and Restated Certificate of Incorporation (the “Charter”) and By-laws, each as amended and in effect at the Closing, have been made available to NUI.

(b) Authorization. The execution, delivery and performance by ExlService Holdings of the Agreement and compliance with all the provisions of the Agreement: (i) are within the corporate power and authority of ExlService Holdings; (ii) do not require any further consent or approval of any shareholders of ExlService Holdings; and (iii) have been duly authorized by all required corporate action on the part of ExlService Holdings.

(c) Execution, Etc. The Agreement has been duly and validly executed and delivered by ExlService Holdings, and, assuming the due authorization, execution and delivery hereof by NUI, constitutes the valid and binding obligation of ExlService Holdings, enforceable against ExlService Holdings in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

(d) Issuance. ExlService Holdings has taken all necessary corporate action to authorize and to permit it to issue the Purchased Common Shares. The Purchased Common Shares, upon their issuance, sale and delivery will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all restrictions on transfer, claims, charges, pledges, hypothecations, security interests or any other encumbrance (collectively, “Liens”) (other than those set forth herein or in the Stockholders’ Agreement or the Charter) the issuance and sale of the

Purchased Common Shares by ExlService Holdings are not subject to any pre-emptive rights or rights of first offer that have not been properly complied with or waived.

(e) Governmental Consents. Assuming the representations and warranties of NUI contained in Sections 4 (d), (e), (f), (h) and (i) are true and correct, no consent, approval, order or authorization or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of ExlService Holdings is required in connection with the offer, sale, or issuance of the Purchased Common Shares or the consummation of any other transaction contemplated hereby, except for the compliance with any applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

(f) Compliance with Securities Laws. None of ExlService Holdings nor any of its Affiliates, as defined below, or anyone acting on its or their behalf has issued, sold or offered any security of ExlService Holdings to any person under circumstances that would cause the issuance and sale of the Purchased Common Shares hereunder to be subject to the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) as in effect on the date hereof, and, assuming the representations and warranties of NUI contained in Section 4 are true and correct, the issuance, sale and delivery of the Purchased Common Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof, and ExlService Holdings shall not take and shall ensure that none of its Affiliates (as defined below) shall take any action which would cause the issuance, sale, and delivery of the Purchased Common Shares hereunder not to be exempt from such requirements. For the purposes of the Agreement, (i) “Person” means and includes any individual, corporation, limited liability company, partnership, joint venture, business association, joint-stock company, trust or unincorporated organization and (ii) “Affiliate” with respect to any Person, means and includes any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(g) Non-Contravention. The execution, delivery and performance by ExlService Holdings of the Agreement and the transactions contemplated hereby: (i) does not contravene the terms of ExlService Holdings’ organizational documents, or any amendment thereof, or any provision of the Stockholders’ Agreement, (ii) does not materially violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of ExlService Holdings or any of its subsidiaries or any requirement of law applicable to ExlService Holdings or any of its subsidiaries and (iii) does not materially violate any judgment or orders of any governmental authority against, or binding upon, ExlService Holdings or any of its subsidiaries.

(h) Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by ExlService Holdings or any of its subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with ExlService Holdings or any of its subsidiaries or any action taken by ExlService Holdings or any of its subsidiaries.

(i) Capitalization. ExlService Holdings is authorized to issue 12,055,000.36 shares, consisting of (A) 12,000,000 shares of common stock, $.001 par value per share, of which 9,555,462 issued and outstanding shares are designated Series A Common Stock and 521,739 issued and outstanding shares are designated Series B Non-Voting Common Stock (collectively, with the Series A Common Stock, the “Common Stock”), and (B) 55,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”), of which 45,833.36 issued and outstanding shares are designated Series A Preferred Stock. The remaining shares of Common Stock may be issued in one or more series. The remaining shares of Preferred Stock may be issued in one or more series. All of the outstanding shares of Common Stock and Preferred Stock are duly authorized and validly issued, fully paid and nonassessable. Other than the 526,316 shares of Common Stock reserved for options to purchase Common Stock, ExlService Holdings does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Common Stock or any other equity security of ExlService Holdings or any securities representing the right to purchase or otherwise receive any shares of Common Stock or any other equity security of ExlService Holdings. Except as provided in the Charter or as set forth on Schedule 3(i) hereto, there are no outstanding rights or obligations of ExlService Holdings to repurchase, repay or redeem, and no Person has any right to currently call for the repurchase, repayment or redemption prior to the stated maturity of, any of its securities. All outstanding securities of ExlService Holdings have been issued in compliance with state and federal securities laws.

(j) Financial Statements. ExlService Holdings has previously made available to NUI copies of the following (collectively, the “Company Financial Statements”): (i) audited consolidated balance sheets of ExlService Holdings and its subsidiaries as of December 31, 2002 and audited consolidated statements of income, stockholders’ equity and cash flows, for the fiscal year ended December 31, 2002, together with all related notes and schedules thereto, accompanied by the audit report of Ernst & Young LLP, independent auditors of ExlService Holdings and (ii) the unaudited consolidated balance sheet of ExlService Holdings and its subsidiaries as of December 31, 2003 and the unaudited consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2003 (the “Unaudited Financial Statements”). The Company Financial Statements fairly present in all material respects the consolidated financial position of ExlService Holdings and its subsidiaries as of the respective dates thereof, and the consolidated results of the operations of ExlService Holdings and its subsidiaries for the respective fiscal periods covered thereby, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except as indicated in any notes thereto (and except in the case of the Unaudited Financial Statements, for the absence of footnotes and subject to year-end audit adjustments). Except as disclosed in the Company Financial Statements, ExlService Holdings has not incurred any indebtedness for money borrowed and is not a guarantor or indemnitor of any indebtedness of any other Person other than its subsidiaries. ExlService Holdings maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP.

(k) No Material Adverse Change. Since December 31, 2003, there has not been any change in the assets, liabilities, operating results or financial condition of ExlService Holdings from that reflected in the Company Financial Statements, except changes in the ordinary course of business that would not have, individually or in the aggregate, a Material Adverse Effect.

(l) Material Property and Assets. ExlService Holdings has good title to all of its material properties and assets that it purports to own free and clear of all Liens (as defined in Section 3(d)) other than Permitted Liens (as defined below). With respect to the material property and assets it leases, ExlService Holdings is in compliance in all material respects with such leases and holds a valid leasehold interest free of all Liens. For purposes of this Agreement, “Permitted Liens” means (i) Liens incurred in the ordinary course of business, (ii) Liens relating to purchase money security interests entered into in the ordinary course of business, (iii) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens (including Liens created by operation of law), (iv) Liens and defects or irregularities in title that do not materially affect the current use of the underlying asset and (v) restrictions on transfer or assignment of any assets of ExlService Holdings or any of its subsidiaries imposed by any current or future lender to ExlService Holdings or any of its subsidiaries.

4. Representations and Warranties of NUI. NUI represents and warrants to ExlService Holdings that:

(a) Organization and Standing; Ownership. NUI is a private limited company duly organized, validly existing and in good standing under the laws of England and Wales. NUI is a wholly-owned indirect subsidiary of Aviva plc, a public limited company organized under the laws of England and Wales (“Aviva”). For purposes of this Agreement, a person shall be deemed to be wholly-owned by another person (the “Parent”) if 100% of the voting equity securities of such person are beneficially owned by the Parent.

(b) Authorization. The execution, delivery and performance by NUI of the Agreement and compliance with all the provisions of the Agreement: (i) are within the corporate power and authority of NUI; (ii) do not require any further consent or approval of any stockholders of NUI; and (iii) have been authorized by all required corporate proceedings on the part of NUI.

(c) Execution, Etc. The Agreement has been duly and validly executed and delivered by NUI, and, assuming the due authorization, execution and delivery hereof by ExlService Holdings and the receipt of all required governmental approvals, if any, constitutes the valid and binding obligation of NUI, enforceable against NUI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

(d) Non-Contravention. The execution, delivery and performance by NUI of the Agreement and the transactions contemplated hereby: (i) does not contravene the terms of NUI’s organizational documents, or any amendment thereof, (ii) does not materially violate, conflict with or result in any material breach or contravention of, or the creation of any lien under, any contractual obligation of NUI or any requirement of law applicable to NUI and (iii) does not materially violate any judgment or orders of any governmental authority against, or binding upon, NUI to the knowledge of NUI.

(e) Purchase for Own Account. The Purchased Common Shares, will be acquired for NUI’s own account and not with a view to the distribution or resale of the Purchased Common Shares or any part thereof. If NUI should in the future decide to dispose of any of the Purchased Common Shares, it understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. NUI agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Common Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (EACH A “TRANSFER”) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS EXLSERVICE HOLDINGS, INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

THE TRANSFER AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF A CERTAIN STOCKHOLDERS’ AGREEMENT, DATED AS OF NOVEMBER 14, 2002, AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EXLSERVICE HOLDINGS, INC., COPIES OF WHICH MAY BE INSPECTED AT EXLSERVICE HOLDINGS, INC.’S PRINCIPAL OFFICE. EXLSERVICE HOLDINGS, INC. WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON ITS BOOKS UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF A CERTAIN

STOCKHOLDERS’ AGREEMENT, DATED AS OF NOVEMBER 14, 2002, AND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EXLSERVICE HOLDINGS, INC.

(f) Restricted Securities. NUI understands that the Purchased Common Shares may not be registered at the time of their issuance under the Securities Act for the reason that the issuance of the Purchased Common Shares provided for in the Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of ExlService Holdings on such exemption is predicated in part on NUI’s representations set forth herein.

(g) Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by NUI in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with NUI or any action taken by NUI.

(h) Accredited Investor. NUI is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect. NUI has read and reviewed the Agreement, is knowledgeable about the business and financial condition of ExlService Holdings, has such knowledge and experience in financial and business matters as to be capable to evaluate the merits and risks of acquiring the Purchased Common Shares and is able to bear the economic risk making such investment.

(i) Economic Risk. NUI realizes that the purchase of the Purchased Common Shares will be a highly speculative investment and involves a high degree of risk, and NUI is able, without impairing financial condition, to hold the Purchased Common Shares for an indefinite period of time and to suffer a complete loss on NUI’s investment.

(j) Independent Investigation. NUI hereby acknowledges and affirms that it has made all reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of ExlService Holdings and its subsidiaries and the business of ExlService Holdings and its subsidiaries as it has deemed necessary or appropriate, that it has had the opportunity to request and receive all information it has deemed relevant to the foregoing from ExlService Holdings and its subsidiaries and that in making its decision to enter into the Agreement and to consummate the transactions contemplated hereby it has relied solely on (i) its own investigation, analysis and evaluation of ExlService Holdings and its subsidiaries and (ii) the representations, warranties and covenants of ExlService Holdings contained in the Agreement.

(k) Exclusivity of Representations or Warranties. In connection with NUI’s investigation of ExlService Holdings and its subsidiaries, NUI may have received certain projections, including projected statements of operating revenues and income from operations of the business of ExlService Holdings and its subsidiaries and certain information regarding a potential Public Offering (as defined in Section 5(a) hereof). NUI acknowledges that there are uncertainties inherent in making any such projections or other estimates or forecasts. Accordingly, ExlService Holdings and its subsidiaries make no representation or warranty with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts), including, without limitation, any estimate, projection or other forecast regarding a potential Public Offering.

The foregoing Sections 4(i)-(k), however, do not limit or modify the representations or warranties of ExlService Holdings in Section 3 of this Agreement or the right of NUT to rely thereon.

5. Covenants.

(a) Approval Rights. Prior to (but not concurrently with) a Liquidity Event (as defined below), for so long as NUI or any Permissible Transferee (as defined in Section 7(h)) beneficially owns all of the Purchased Common Shares, the following actions shall require the prior written consent of NUI (such consent not to be unreasonably withheld, conditioned or delayed):

(i) any redemption of ExlService Holdings’ Series A Preferred Stock (other than a redemption pursuant to Section 4.2.4(b) or 4.2.4(c) of the Charter);

(ii) any pre-payment of ExlService Holdings’ senior promissory notes due 2007 (the “Senior Debt”) (other than a payment pursuant to Section 6(b) of the Senior Debt);

(iii) the payment of any cash dividend upon ExlService Holdings’ Series A Preferred Stock or Series A Common Stock (other than any cash dividend paid pursuant to Section 4.2.3 of the Charter); and

(iv) the entry by ExlService Holdings into any transaction involving ExlService Holdings or any of its subsidiaries, on the one hand, and (A) Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. (collectively, “Oak Hill”), Financial Technology Ventures (Q), L.P., Financial Technology Ventures. L.P., Financial Technology Ventures II, L.P., Financial Technology Ventures II (Q), L.P. (collectively, “FT Ventures”), or their respective Affiliates (including, without limitation, any action taken by the Board of Directors of ExlService Holdings (the “Board”) to increase the amount of the Liquidation Preference (as defined in Section 4.2.3(a) of the Charter)), or (B) any Affiliate of Vikram Talwar or Rohit Kapoor, on the other hand, unless such transaction is on terms no less favorable to ExlService Holdings or any of its subsidiaries than those that could reasonably be expected to be obtained in a comparable arm’s-length transaction with an unaffiliated third-party. For the avoidance of doubt, (x) any transaction involving ExlService Holdings or any of its subsidiaries, on the one hand, and Vikram Talwar or Rohit Kapoor, directly and not through an Affiliate of either of them, on the other hand, and (y) any registration rights granted by ExlService Holdings to Oak Hill, FT Ventures, Vikram Talwar and Rohit Kapoor in connection with a contemplated Public Offering (as defined below) shall not be subject to this clause (iv).

For purposes of this Agreement, each of the following events shall constitute a “Liquidity Event”: (1) the sale or other transfer as a result of which, immediately following such sale or transfer, fifty percent (50%) or more of the capital stock of ExlService Holdings is held by a Person (other than Oak Hill, FT Ventures or any of their Affiliates) that did not hold more than 20% of any class of capital stock of ExlService Holdings prior to such sale or transfer (other than transfers made pursuant to Sections 3.2(b), 3.2(d) or 3.2(f) of the Stockholders’ Agreement) or the sale, lease, or other transfer or disposition of all or substantially all of the assets of ExlService Holdings, in either case whether (x) directly or indirectly, by merger, combination or other similar transaction or (y) in a single transaction or series of related transactions; or (2) an underwritten public offering and sale of equity securities of ExlService Holdings or any subsidiary thereof pursuant to an effective registration statement under the Securities Act of 1933 (the “Public Offering”).

(b) Stockholders’ Agreement; Charter. NUI covenants and agrees that any Purchased Common Shares purchased by NUI hereunder will be subject to the terms and conditions of the Charter and, upon execution of the Joinder Agreement, the Stockholders’ Agreement including, without limitation, any and all alienability restrictions set forth herein or therein.

(c) Information/Inspection Rights. ExlService Holdings shall provide to NUI (i) copies of all such financial statements that are provided to any stockholder of ExlService Holdings or holder of Senior Notes promptly upon providing such financial statements to such stockholder or such noteholder, and in any event shall provide to NUI copies of audited consolidated financial statements of ExlService Holdings, no later than 120 days after the end of each fiscal year of ExlService Holdings, and (ii) such financial or other information (other than any information that relates to any customer, supplier or client of ExlService Holdings or any of its subsidiaries or other information that the Board, exercising its good faith business judgment, determines to be competitively sensitive information) relating to ExlService Holdings and its subsidiaries as NUI may reasonably request from time to time. ExlService Holdings shall permit NUI, at NUI’s expense, to visit and inspect, during normal business hours and upon reasonable prior written notice, ExlService Holdings’ properties, to examine its books of account and records and to discuss ExlService Holdings’ affairs, finances and accounts with ExlService Holdings’ senior officers and directors. The rights of NUI or any Permissible Transferee (as defined in Section 7(h)) set forth in this Section 5(c) shall terminate upon the earlier of (A) a Public Offering and (B) the date upon which NUI and its Permissible Transferees, if any, collectively cease to own greater than 50% of the Purchased Common Shares. Notwithstanding the foregoing sentence, after a Public Offering shall have occurred, ExlService Holdings shall cooperate with any reasonable request by NUI for information with respect to ExlService Holdings and its subsidiaries that is in the public domain.

(d) Confidentiality. NUI covenants and agrees that it shall not use, and shall cause its Affiliates not to use, or disclose to any third party (except to its employees and advisors on a need to know basis, and except to any governmental agency, public authority or other regulatory body to which it is legally obligated to disclose such information), any Confidential Information (as defined below) without the prior written consent of ExlService Holdings. For purposes of this Agreement, “Confidential Information” means all information, knowledge, systems or data relating to the business, operations, finances, policies, strategies, intentions or inventions of ExlService Holdings or any of its subsidiaries (including, without limitation, any of the terms of this Agreement) from whatever source obtained, whether provided pursuant to Section 5(c) of this Agreement or otherwise, except for any such information, knowledge, systems or data which at the time of disclosure was in the public domain.

(e) NUI Acknowledgement. NUI acknowledges and agrees that ExlService Holdings has not made and does not make, and NUI has not relied upon, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in Section 3 hereof. Nothing in this Section 5(e) shall exclude or affect any right or remedy available to NUI in respect of fraud or any fraudulent misrepresentation or warranty by ExlService Holdings or its officers or employees.

(f) Subsequent Customer-Related Transactions. ExlService Holdings agrees that:

(i) until the earlier of (x) the later of (A) the second anniversary of this Agreement and (B) the last day of any twelve (12) month period during which Aviva and its consolidated subsidiaries did not account for 20% or more of the gross revenues of ExlService Holdings on a consolidated basis, as determined in good faith by ExlService Holdings and (y) a Liquidity Event, it will not issue or sell to any of its customers or clients, or any of the competitors of Aviva listed on Schedule 5(f) hereto (each an “Offeree”), any equity securities (including Common Stock and Preferred Stock) of ExlService Holdings other than shares of Series A Common Stock of ExlService Holdings.

(ii) until a Liquidity Event, if ExlService Holdings grants to any Offeree “demand” registration rights in connection with a sale or issuance contemplated by Section 5(f)(i) hereof, ExlService Holdings shall provide substantially identical “demand” registration rights to NUI, subject to the same terms and conditions as those granted to such Offeree. NUI and such Offeree shall be subject to pro rata “cut backs” on public sales of such equity securities of ExlService Holdings.

(g) Rights Regarding Additional Equity Financing. ExlService Holdings agrees that until a Liquidity Event, NUI shall have the right to purchase its Pro- Rata Share (as defined below) of (x) any issuance of Common Stock and (y) any issuance of Preferred Stock based on an equity valuation of ExlService Holdings below $237.5 million, in each case only if any such issuance is a Financial Investor Issuance (as defined below). For purposes of this Section 5(g), (i) a “Financial Investor Issuance” shall mean an issuance of Common Stock or Preferred Stock to a financial investor that is a corporation, partnership, limited liability company or other entity that, as of the date of such issuance, is not and has not within the prior twenty-four months been a client, customer, competitor or Affiliate of ExlService Holdings, the principal purpose of which is to supply capital to ExlService Holdings and which is not entered into with the principal purpose of providing ExlService Holdings with any strategic business advantage and (ii) “Pro Rata Share” shall mean at any time, a fraction, the numerator of which is the number of shares of Common Stock then held by NUI or its Permissible Transferee (as defined in Section 7(h)) and the denominator of which is the aggregate number of shares of Common Stock held by all of the stockholders and optionholders of ExlService Holdings on a fully-diluted basis. The mechanics for NUI’s exercise of its rights under this Section 5(g), including the provision of notice to NUI by ExlService Holdings of any Financial Investor Issuance, the period of time that NUI has to elect to exercise any such rights and the waiver of any such rights by NUI, shall be consistent with the mechanics set forth in Section 3.10 of the Stockholders’ Agreement with respect to an exercise of Pre-Emptive Rights (as defined in the Stockholders’ Agreement).

6. Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in the Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever.

7. Registration Rights.

(a) If ExlService Holdings or any successor thereto becomes a company with equity securities listed on a national securities exchange or traded on the Nasdaq National Market pursuant to a Public Offering or otherwise, ExlService Holdings or such successor shall give NUI at least 20 days prior written notice of the filing of any registration statement with respect to a Public Offering or otherwise (other than a registration relating to (i) the initial public offering of ExlService Holdings, (ii) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan, (iii) a registration of securities on Form S-4 (or any successor form) including, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or (iv) a registration of securities in connection with a rights offering) of equity securities of the class or classes issued to NUI, and, subject to Section 7(c), if requested by NUI within 10 days of the giving of such notice, cause to be included in such registration statement all or such portion requested by NUI of such equity securities so issued to and owned by, NUI for public sale by NUI. Such registration rights shall be subject to NUI entering into underwriting (if applicable), indemnification, and other customary agreements, and to ExlService Holdings’ (or such successor’s) right to defer (or require NUI to suspend sales pursuant to) any such registration if it determines in good faith that such registration (or continued sales) would be adverse to ExlService Holdings’ (or such successor’s) interests (any such deferral or suspension period, a “Suspension Period”); provided, however, that such Suspension Period shall only be applicable to NUI to the extent that substantially identical limitations are imposed and maintained on other participants in such registration (other than ExlService Holdings). ExlService Holdings or any successor thereto shall keep any registration statement filed under this Section 7 effective until the earlier of the date all securities have been sold under such registration statement or 90 days (increased by the number of days, if any, that sales under any such registration statement are suspended as provided above). ExlService Holdings or any successor thereto shall bear all costs and expenses relating to such registration incurred by ExlService Holdings in connection with such registration, exclusive of any costs and expenses of NUI relating to underwriters’ commissions or discounts, brokerage fees, transfer taxes or fees or expenses of any counsel, accountants or other representatives retained by NUI in connection with any such registration.

(b) In order to participate in a registration effected under this Section 7, to the extent not inconsistent with applicable law, NUI agrees not to effect any public sale or distribution of any equity securities being registered or of any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten (10) business days prior to, and during the one hundred and eighty (180) day period beginning on, the effective date of such registration statement (except as part of such registration) if and to the extent requested by an underwriter in the case of an underwritten public offering; provided, however, such limitation on sale shall only be applicable to NUI to the extent that substantially identical limitations are imposed and maintained on other participants in such public offering (other than ExlService Holdings).

(c) If a registration pursuant to Section 7 hereof involves an underwritten offering and the managing underwriter shall advise ExlService Holdings that, in its opinion, the total amount or kind of securities which they, ExlService Holdings and any other persons or entities intend to include in such offering is sufficiently large so as to have an adverse effect on the distribution or sales price of such securities, then ExlService Holdings shall include in such registration, (i) first, the number of securities proposed to be included in such registration for the account of ExlService Holdings and/or any equity security holders of ExlService Holdings that have exercised either (x) demand registration rights or (y) a right to participate in such demand rights registration exercised, in the case of this clause (y), by any equity security holder referred to in Section 5(a)(iv)(y) hereof or any Affiliate of any such equity security holder, in accordance with the priorities, if any, then existing among ExlService Holdings and/or such equity security holders of ExlService Holdings with registration rights, and (ii) second, the securities requested to be included in such registration by all other equity security holders of ExlService Holdings (including, without limitation, NUI) who have pre-existing piggy-back registration rights, pro rata among such other holders (including, without limitation, NUI) on the basis of the number of securities that each of them requested to be included in such registration.

(d) ExlService Holdings agrees to indemnify and hold harmless NUI, its partners, directors, officers, affiliates, legal counsel and each Person who controls (within the meaning of Section 15 of the Securities Act) NUI from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigating, preparing, settling or defending such loss, claim, damage, liability or action) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or other document (including any related registration statement) used to effect any registration pursuant to this Section 7 (in each case, as amended or supplemented if ExlService Holdings shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, or any violation by ExlService Holdings of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to ExlService Holdings in connection with any such registration except insofar as (i) such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such registration statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning NUI furnished in writing to ExlService Holdings by NUI expressly for use therein, including, without limitation, the information furnished to ExlService Holdings pursuant to Section 7(e), (ii) such untrue statement or alleged untrue statement or omission or alleged omission was made in any registration statement, preliminary prospectus or final prospectus used after such time as ExlService Holdings advised NUI that the filing of a post-effective amendment or supplement thereto was required, except the registration statement, preliminary prospectus or final prospectus as so amended or supplemented or (iii) such untrue statement or alleged untrue statement or omission or alleged omission was made in any registration statement, preliminary prospectus or final prospectus used after such time as the obligation of ExlService Holdings hereunder to keep the registration statement effective and current has expired. It is agreed that the indemnity obligation set forth in this Section 7(d) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of ExlService Holdings.

(e) In connection with any registration statement in which NUI is participating pursuant to this Section 7, (i) NUI shall promptly furnish to ExlService Holdings in writing such information with respect to NUI as ExlService Holdings may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and all information required to be disclosed in order to make the information previously furnished to ExlService Holdings by NUI not materially misleading or necessary to cause such registration statement not to omit a material fact with respect to NUI necessary in order to make such statements therein not misleading, (ii) NUI agrees to indemnify and hold harmless ExlService Holdings, its legal counsel, any underwriter of the securities of ExlService Holdings covered by such registration statement retained by ExlService Holdings and each Person who controls ExlService Holdings or such underwriter (within the meaning of Section 15 of the Securities Act) from and against any Liability arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus, preliminary prospectus or other document (including any related registration statement) used to effect any registration pursuant to this Section 7 (in each case, as amended or supplemented if ExlService Holdings shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to NUI furnished in writing to ExlService Holdings by NUI expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to ExlService Holdings pursuant to this Section 7(e); provided, however, that the total amount to be indemnified by NUI pursuant to this Section 7(e) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by NUI in the offering to which any such registration statement or prospectus relates. It is agreed that the indemnity obligation set forth in this Section 7(e) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of NUI.

(f) If the indemnification provided for in Sections 7(d) and (e) is held by a court of competent jurisdiction to be unavailable to a party entitled to indemnification (the “Indemnified Party”) under such section with respect to any claim, loss, damage, liability or expense referred to therein, then the party required to provide indemnification (the “Indemnifying Party”), in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information is supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. ExlService Holding and NUI agree that it would not be just and equitable if contribution pursuant to this Section 7(f) were based upon any method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by NUI under this Section 7(f) exceed the gross proceeds received by NUI in such offering.

(g) With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) which may at any time permit the sale of the Purchased Common Shares to the public without registration after such time, if any, when a public market exists for the Common Stock of ExlService Holdings, ExlService Holdings agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times that ExlService Holdings is subject to the reporting requirements of the Securities Act or the Exchange Act;

(ii) file with the Commission in a timely manner all reports and other documents required of ExlService Holdings under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(iii) so long as NUI owns any Purchased Common Shares that may not lawfully be disposed of without registration, qualification or legend, to furnish to NUI forthwith upon request a written statement by ExlService Holdings as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of ExlService Holdings, and such other reports and documents of ExlService Holdings and any other information in the possession of or reasonably obtainable by ExlService Holdings as NUI may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(h) The rights and obligations of NUI under this Section 7 may be assigned by NUI only to (i) a transferee or assignee of not less than all of the Purchased Common Shares (as appropriately adjusted for stock splits and the like), provided that such transfer is permitted under and is consummated in compliance with the terms of the Stockholders’ Agreement; (ii) any Affiliate that is wholly-owned by Aviva; or (iii) any transferee of any portion of the Purchased Common Shares that received such shares in a transaction approved in writing by ExlService Holdings (in each case, a “Permissible Transferee”).

(i) The rights and obligations of ExlService Holdings and NUI under this Section 7 shall terminate when (i) a registration statement with respect to the sale of the Purchased Common Shares shall have become effective under the Securities Act and the Purchased Common Shares shall have been disposed of in accordance with such registration statement, except that the obligations of ExlService Holding and NUI under Sections 7(d) through (f) shall survive the completion of any offering of the Purchased Common Shares in a registration statement, (ii) the Purchased Common Shares may be sold in a single sale, in the opinion of counsel satisfactory to ExlService Holdings and NUI, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, (iii) the Purchased Common Shares shall have been otherwise transferred, new certificates for the Purchased Common Shares not bearing a legend restricting further transfer shall have been delivered by ExlService Holdings and subsequent public distribution of the Purchased Common Shares shall not require registration of such distribution under the Securities Act or (iv) the Purchased Common Shares shall have ceased to be outstanding.

(j) In order to ensure an orderly disposition by NUI of its Purchased Common Shares following any lock-up period applicable to ExlService Holdings’ shareholders in connection with a Public Offering, NUI hereby acknowledges and agrees that if it desires to sell all or any portion of its Purchased Common Shares publicly (other than in a registered offering) or to distribute such Purchased Common Shares in a manner that is likely to result in sales into the public market: (i) it shall be required to give five days’ prior written notice of such intention to ExlService Holdings; (ii) after the expiration of such five day period it shall be permitted to effect such sales only through a single broker or market maker mutually agreed upon by NUI and ExlService Holdings, and (iii) it shall be permitted to sell no more than twenty-five percent (25%) of its Purchased Common Shares during each successive calendar quarter period following such lock-up period.

(k) Submission to Jurisdiction, Selection of Forum. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the state courts of the State of New York, New York county and of the United States District Court located in the State of New York, New York county for any actions, suits or proceedings arising out of or relating to the Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to ExlService Holdings, Inc. at 350 Park Avenue, 10th Floor, New York, NY 10022, Attention: Rohit Kapoor, or to NUI at 8 Surrey Street, Norwich NR1 3NG, United Kingdom, Attention: Patrick Snowball, shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of the Agreement or the transactions contemplated hereby, in the courts of the State of New York located in New York county or of the United States of America located in the State of New York located in New York county, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8. Governing Law. The Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

9. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

10. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto; provided, however, that the rights of NUI to purchase the Purchased Common Shares shall not be assignable without the consent of ExlService Holdings. NUI’s rights under Section 5 hereunder are not assignable other than to a Permissible Transferee. All rights of NUI (or any Affiliate of NUI that is a Permissible Transferee) shall terminate if it ceases to be wholly-owned by Aviva, unless otherwise approved in writing by ExlService Holdings. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

If to NUI, to:

NUI Investments Limited

8 Surrey Street, Norwich NR1 3NG

United Kingdom

Facsimile: + 44 1603 682087

Attention: Mr. Patrick Snowball

with a copy to:

Latham & Watkins

99 Bishopsgate, Eleventh Floor

London EC2M 3XF

United Kingdom

Facsimile: + 44 20 7374 4460

Attention: Martin Saywell, Esq.

If to ExlService Holdings, to:

ExlService Holdings, Inc.

350 Park Avenue, 10th Floor

New York, NY 10022

Facsimile: (212) 872-1415

Attention: Mr. Rohit Kapoor, President

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Fax: (212)757-3990

Attention: Kenneth M. Schneider, Esq.

13. Modifications; Entire Agreement. No change, modification or waiver of any provision of the Agreement shall be valid unless the same be in writing and signed by the parties here. The Agreement and the Joinder Agreement contain the entire agreement between the parties hereto with respect to the subject transactions contemplated hereby and supersede any and all prior oral and written agreements and memoranda and undertakings between the parties hereto with regard to the subject matter hereof.

14. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of the Agreement.

15. Signature in Counterparts. The Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

EXLSERVICE HOLDINGS, INC.

By:	/s/
Name:
Title:

NUI INVESTMENTS LIMITED

By:	/s/ Patrick Snowball
Name: Patrick Snowball
Title: Director

Solely with respect to their acknowledgement of Section 5(a):

OAK HILL CAPITAL PARTNERS, L.P.

By:	OHCP GenPar, L.P.,
its general partner

By:	OHCP MGP, LLC,
its general partner

By:	/s/
Name:
Title:

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

By:	OHCP GenPar, L.P.,
its general partner

By:	OHCP MGP, LLC,
its general partner

By:	/s/
Name:
Title:

FINANCIAL TECHNOLOGY VENTURES, L.P.

By:	Financial Technology Management, LLC

By:	/s/
Name:
Title:

FINANCIAL TECHNOLOGY VENTURES (Q), L.P.

By:	Financial Technology Management, LLC

By:	/s/
Name:
Title:

FINANCIAL TECHNOLOGY VENTURES II, L.P.

By:	Financial Technology Management II, LLC

By:	/s/
Name:
Title:

FINANCIAL TECHNOLOGY VENTURES II (Q), L.P.

By:	Financial Technology Management II, LLC

By:	/s/
Name:
Title:

/s/ Vikram Talwar
Vikram Talwar

/s/ Rohit Kapoor
Rohit Kapoor